Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated June 27, 2006 accompanying the consolidated financial statements and schedule included in the Annual Report of MTI Technology Corporation and subsidiaries on Form 10-K for the year ended April 1, 2006. We hereby consent to the incorporation by reference of said report in this Registration Statement of MTI Technology Corporation on Form S-8.

/s/ Grant Thornton LLP
Irvine, California
June 30, 2006

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